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                                                              Exhibit 99.(b)(14)

                                POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the "Company"), hereby constitute and appoint Paul M. Harmon and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME                                         DATE
----                                         ----
/s/ Philip Nelson                            January 20, 2005
-----------------
Philip Nelson

/s/ Richard Guebert, Jr.                     January 20, 2005
------------------------
Richard Guebert, Jr.

/s/ Michael Kenyon                           January 20, 2005
------------------
Michael Kenyon

/s/ Charles Cawley                           January 20, 2005
------------------
Charles Cawley

/s/ James Holstine                           January 20, 2005
------------------
James Holstine

/s/ James Schielein                          January 20, 2005
-------------------
James Schielein

/s/ James Schillinger                        January 20, 2005
---------------------
James Schillinger

/s/ William Olthoff                          January 20, 2005
-------------------
William Olthoff

/s/ Gerlad Thompson                          January 20, 2005
-------------------
Gerald Thompson

/s/ Kent Schleich                            January 20, 2005
-----------------
Kent Schleich

/s/ Terry Pope                               January 20, 2005
--------------
Terry Pope

/s/ Andrew L. Goleman                        January 20, 2005
---------------------
Andrew L. Goleman

/s/ Paul Shuman                              January 20, 2005
---------------
Paul Shuman

/s/ David Downs                              January 20, 2005
---------------
David Downs

/s/ Richard Ochs                             January 20, 2005
----------------
Richard Ochs

/s/ Dale Wachtel                             January 20, 2005
----------------
Dale Wachtel

/s/ Henry Kallal                             January 20, 2005
----------------
Henry Kallal

/s/ Darryl Brinkmann                         January 20, 2005
--------------------
Darryl Brinkmann

/s/ J.C. Pool                                January 20, 2005
-------------
J.C Pool

/s/ James Anderson                           January 20, 2005
------------------
James Anderson